Exhibit 99.1

Fox Factory Holding Corp. Announces First Quarter 2017 Financial Results

First Quarter 2017 Sales Increased 32.6% to $106.3 Million and Exceeded Company Guidance
Gross Margin Increased 40 Basis Points to 31.7%
Reports Earnings per Diluted Share of $0.27; Adjusted Earnings per Diluted Share of $0.35

SCOTTS VALLEY, California - May 3, 2017 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the first quarter ended March 31, 2017.

First Quarter Fiscal 2017 Highlights

•	Sales increased 32.6% to $106.3 million compared to $80.2 million in the same period last fiscal year

•
Gross margin increased 40 basis points to 31.7% compared to 31.3% in the same period last fiscal year; Non-GAAP adjusted gross margin increased 30 basis points to 31.7% compared to the same period last fiscal year

•
Pre-tax income was $11.3 million, or 10.6% of sales, compared to $4.4 million, or 5.5% of sales in the same period last fiscal year; Adjusted EBITDA was $19.3 million, or 18.1% of sales, compared to $11.5 million, or 14.3% of sales in the same period last fiscal year

•	Net income was $10.5 million, or $0.27 per diluted share, compared to $3.3 million, or $0.09 per diluted share in the same period last fiscal year

•	Non-GAAP adjusted net income was $13.6 million, or $0.35 adjusted earnings per diluted share, compared to $6.0 million, or $0.16 adjusted earnings per diluted share in the same period last fiscal year

“We achieved sales and profitability above our expectations in the first quarter of fiscal 2017, driven by solid momentum across both our bike and powered vehicle product offerings,” stated Larry L. Enterline, FOX’s Chief Executive Officer. “As a result of our strong start to the year, we are raising our guidance for fiscal 2017. We believe the diversification of our product offerings and end markets continue to set us apart in the industry and position us well for future growth.”
Sales for the first quarter of fiscal 2017 were $106.3 million, an increase of 32.6% as compared to sales of $80.2 million in the first quarter of fiscal 2016. This increase reflects a 54.0% increase in sales of powered vehicle products and a 15.9% increase in sales of bike products. The increase in sales of powered vehicle products was primarily due to continued high demand for on and off-road suspension products including increased original equipment manufacturer (“OEM”) sales. The increase in sales of bike products primarily reflects new product introductions and favorable model year spec placements with OEMs.
Gross margin was 31.7% for the first quarter of fiscal 2017, a 40 basis point improvement from gross margin of 31.3% in the first quarter of fiscal 2016. The improvement in gross margin was primarily due to manufacturing efficiencies. On a non-GAAP basis, adjusted gross margin, excluding the effects of acquisition related costs, increased 30 basis points as compared to the first quarter of last year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Total operating expenses were $21.3 million for the first quarter of fiscal 2017 compared to $19.4 million in the first quarter of the prior fiscal year. The increase in operating expenses is primarily a result of investments to support growth in the business and $0.9 million of expense associated with the previously disclosed ongoing patent litigation activities involving a bike industry competitor. The Company remains confident in its position in these litigation matters. Non-GAAP operating expenses were 16.9% of sales in the first quarter of fiscal 2017 compared to 20.3% of sales in the first quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The effective tax rate was 6.7% in the first quarter of 2017, compared to 26.0% in the first quarter of 2016. The improvement in the effective tax rate was primarily due to the impact of excess benefits from the exercise of stock options. Excluding the benefit of stock option exercises, the first quarter 2017 effective tax rate was 28.2%. While the Company believes such benefits will be recurring in nature, the timing of stock option exercises is not within its control and is difficult to predict.
Pre-tax income in the first quarter of fiscal 2017 was $11.3 million, compared to $4.4 million in the same period last fiscal year. Adjusted EBITDA in the first quarter of fiscal 2017 was $19.3 million, compared to $11.5 million in the first quarter of fiscal 2016. Adjusted EBITDA margin in the first quarter of fiscal 2017 was 18.1%, compared to 14.3% in the first quarter of fiscal 2016. Reconciliations of pre-tax income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Net income in the first quarter of fiscal 2017 was $10.5 million, compared to $3.3 million in the first quarter of the prior fiscal year. Earnings per diluted share for the first quarter of fiscal 2017 were $0.27, compared to $0.09 in the first quarter of fiscal 2016.
Non-GAAP adjusted net income was $13.6 million, or $0.35 adjusted earnings per diluted share, compared to $6.0 million, or $0.16 adjusted earnings per diluted share in the same period last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Balance Sheet Highlights
As of March 31, 2017, the Company had cash and cash equivalents of $43.0 million compared to $35.3 million at December 30, 2016. Total debt was $65.8 million, compared to $66.7 million as of December 30, 2016. Inventory was $79.5 million as of March 31, 2017, compared to $71.2 million as of December 30, 2016. As of March 31, 2017, accounts receivable and accounts payable were $50.4 million and $40.7 million, respectively, compared to December 30, 2016 balances of $61.6 million and $36.2 million, respectively. The changes in accounts receivable, inventory and accounts payable are primarily attributable to business growth and the Company’s normal seasonality. Accrued expenses decreased to $24.8 million as of March 31, 2017, from $34.4 million as of December 30, 2016, primarily due to the final scheduled earn-out payment related to one of the Company’s 2014 acquisitions.

Fiscal 2017 Guidance
For the second quarter of fiscal 2017, the Company expects sales in the range of $113 million to $119 million and non-GAAP adjusted earnings per diluted share in the range of $0.32 to $0.38.
For the full fiscal year 2017, the Company raises its previous guidance and now expects sales in the range of $435 million to $455 million and non-GAAP adjusted earnings per diluted share in the range of $1.36 to $1.46.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition related compensation expense, certain acquisition related adjustments and expenses, litigation-related expenses and offering expenses. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the second quarter and full fiscal year 2017 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 407-4018, and international listeners may dial (201) 689-8471; the conference ID is 13659322. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.
Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense, costs of its secondary and offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does.

For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Fox Factory Holding Corp.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	March 31,	December 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,991	$35,280
Accounts receivable (net of allowances of $431 and $397 at March 31, 2017 and December 30, 2016, respectively)	50,393	61,617
Inventory	79,489	71,243
Prepaids and other current assets	16,706	14,772
Total current assets	189,579	182,912
Property, plant and equipment, net	33,498	32,262
Deferred tax assets	6,499	4,082
Goodwill	57,789	57,781
Intangibles, net	57,216	57,855
Other assets	669	708
Total assets	$345,250	$335,600
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,696	$36,240
Accrued expenses	24,799	34,435
Reserve for uncertain tax positions	7,550	7,204
Current portion of long-term debt	3,626	3,625
Current portion of contingent consideration	5,382	5,532
Total current liabilities	82,053	87,036
Long-term debt, less current portion	62,151	63,058
Deferred rent	541	569
Total liabilities	144,745	150,663
Commitments and contingencies (Note 6)
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized; no shares issued or outstanding as of March 31, 2017 and December 30, 2016	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,122 shares issued and 37,232 outstanding as of March 31, 2017; 37,781 shares issued and 36,891 outstanding as of December 30, 2016	37	37
Additional paid-in capital	111,837	108,049
Treasury stock, at cost; 890 common shares as of March 31, 2017 and December 30, 2016	(13,754)	(13,754)
Accumulated other comprehensive loss	(941)	(2,193)
Retained earnings	103,326	92,798
Total stockholders’ equity	200,505	184,937
Total liabilities and stockholders’ equity	$345,250	$335,600

Fox Factory Holding Corp.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended
	March 31, 2017	April 1, 2016
Sales	$106,330	$80,217
Cost of sales	72,616	55,099
Gross profit	33,714	25,118
Operating expenses:
Sales and marketing	6,592	6,553
Research and development	4,482	4,392
General and administrative	8,081	5,921
Amortization of purchased intangibles	695	795
Fair value adjustment of contingent consideration and acquisition-related compensation	1,447	1,763
Total operating expenses	21,297	19,424
Income from operations	12,417	5,694
Other expense, net:
Interest expense	588	383
Other expense, net	545	904
Other expense, net	1,133	1,287
Income before income taxes	11,284	4,407
Provision for income taxes	756	1,145
Net income	$10,528	$3,262
Earnings per share:
Basic	$0.28	$0.09
Diluted	$0.27	$0.09
Weighted average shares used to compute earnings per share:
Basic	37,135	36,935
Diluted	38,562	37,859

FOX FACTORY HOLDING CORP.
PRE-TAX INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF PRE-TAX INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of pre-tax income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of pre-tax income margin and adjusted EBITDA margin (a non-GAAP measure) for the three months ended March 31, 2017 and April 1, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31, 2017	April 1, 2016

Sales	$106,330	$80,217

Pre-tax income	$11,284	$4,407
Depreciation and amortization	2,325	2,027
Stock based compensation (1)	1,909	1,381
Fair value adjustment of contingent consideration and acquisition related compensation (2)	1,447	1,763
Litigation-related expenses (3)	917	—
Other acquisition and integration related expenses (4)	123	361
Offering expense (5)	113	249
Other expense, net (6)	1,133	1,287
Adjusted EBITDA	$19,251	$11,475

Pre-tax Income Margin	10.6%	5.5%

Adjusted EBITDA Margin	18.1%	14.3%

(1) Represents non-cash, stock based compensation.
(2) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended
	March 31, 2017	April 1, 2016
Purchase price classified as compensation expense	$1,597	$1,524
Revaluation of Sport Truck contingent consideration	(150)	239
Fair value adjustment of contingent consideration and acquisition related compensation	$1,447	$1,763

(3) Represents expenses associated with patent litigation activities.
(4) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations, the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended
	March 31, 2017	April 1, 2016
Acquisition related costs and expenses	$123	$308
Finished goods inventory valuation adjustment	—	53
Other acquisition and integration related expenses	$123	$361

(5) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.
(6) Other expense, net includes interest expense, foreign currency transaction gain or loss, gain or loss on the disposal of fixed assets, and other miscellaneous items.

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)

The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three months ended March 31, 2017 and April 1, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31, 2017	April 1, 2016
Net income	$10,528	$3,262
Amortization of purchased intangibles	695	795
Fair value adjustment of contingent consideration and acquisition related compensation (1)	1,447	2,254
Litigation-related expenses (2)	917	—
Other acquisition and integration related expenses (3)	123	361
Offering expense (4)	113	249
Tax impact of reconciling items above (5)	(218)	(951)
Non-GAAP adjusted net income	$13,605	$5,970

Non-GAAP adjusted EPS
Basic	$0.37	$0.16
Diluted	$0.35	$0.16

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,135	36,935
Diluted	38,562	37,859

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, and a foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability, per period as follows:

	For the three months ended
	March 31, 2017	April 1, 2016
Purchase price classified as compensation expense	$1,597	$1,524
Revaluation of Sport Truck contingent consideration	(150)	239
Currency transaction loss on settlement of acquisition related compensation liability	—	491
Fair value adjustment of contingent consideration and acquisition related compensation	$1,447	$2,254

(2) Represents expenses associated with patent litigation activities.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended
	March 31, 2017	April 1, 2016
Acquisition related costs and expenses	$123	$308
Finished goods inventory valuation adjustment	—	53
Other acquisition and integration related expenses	$123	$361

(4) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.
(5) Tax impact calculated based on the respective year to date effective tax rates.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three months ended March 31, 2017 and April 1, 2016, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 31, 2017	April 1, 2016

Sales	$106,330	$80,217

Gross Profit	$33,714	$25,118
Amortization of acquired inventory valuation markup (1)	—	53
Non-GAAP Adjusted Gross Profit	$33,714	$25,171

Gross Margin	31.7%	31.3%

Non-GAAP Adjusted Gross Margin	31.7%	31.4%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets of $53 for the three month period ending April 1, 2016.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three months ended March 31, 2017 and April 1, 2016. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	March 31, 2017	April 1, 2016

Sales	$106,330	$80,217

Operating expense	$21,297	$19,424
Amortization of purchased intangibles	(695)	(795)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	(1,447)	(1,763)
Litigation-related expenses (2)	(917)	—
Other acquisition and integration related expenses (3)	(123)	(308)
Offering expense (4)	(113)	(249)
Non-GAAP operating expense	$18,002	$16,309

Operating expense as a percentage of sales	20.0%	24.3%

Non-GAAP operating expense as a percentage of sales	16.9%	20.3%

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended
	March 31, 2017	April 1, 2016
Purchase price classified as compensation expense	$(1,597)	$(1,524)
Revaluation of Sport Truck contingent consideration	150	(239)
Fair value adjustment of contingent consideration and acquisition related compensation	$(1,447)	$(1,763)

(2) Represents expenses associated with patent litigation activities.
(3) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $123 and $308 for the three months ended March 31, 2017 and April 1, 2016, respectively.
(4) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com